Exhibit 1.2

AGREE REALTY CORPORATION

4,500,000 Shares of Common Stock

(Par Value $0.0001 Per Share)

UNDERWRITING AGREEMENT

April 23, 2025

BofA Securities, Inc.

As representative of the several underwriters named in Schedule I

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Agree Realty Corporation, a Maryland corporation (the “Company”), Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and BofA Securities, Inc. (“BofA”), in its capacity as seller of Common Stock (as defined below), the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their agreement with each of the underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter hereinafter substituted as provided in Section 11 hereof), for whom BofA is acting as representative (in such capacity, if and as applicable, the “Representative”) with respect to the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 4,500,000 shares (the “Borrowed Firm Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and the grant to the Underwriters, acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any part of 675,000 additional shares of Common Stock (the “Additional Shares”).

Any Additional Shares sold to the Underwriters by the Forward Seller pursuant to Section 2 hereof upon exercise of the option described therein are herein referred to as the “Borrowed Additional Shares.” Any Additional Shares sold to the Underwriters by the Company pursuant to Section 2 hereof upon exercise of such option and any Company Top-Up Additional Shares (as defined in Section 24(a) hereof) are herein referred to as the “Company Additional Shares.” The Borrowed Firm Shares and the Company Top-Up Firm Shares (as defined in Section 24(a) hereof) are herein referred to collectively as the “Firm Shares.” The Company Top-Up Firm Shares and the Company Additional Shares are herein referred to collectively as the “Company Shares.” The Borrowed Firm Shares and the Borrowed Additional Shares are herein referred to collectively as the “Borrowed Shares.” The Borrowed Shares and the Company Shares are herein referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below. The shares of Common Stock issued, sold and delivered by the Company to a Forward Counterparty in settlement of all or any portion of the Company’s obligations under the Forward Sale Agreement are herein referred to as the “Confirmation Shares.”

As used herein, “Forward Sale Agreement” means the letter agreement, dated the date hereof, between the Company and Bank of America, N.A. (the “Forward Counterparty”), relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Borrowed Firm Shares sold by the Forward Seller to the Underwriters pursuant to this Agreement. References herein to the “Forward Sale Agreement” is to the initial Forward Sale Agreement and/or the Additional Forward Sale Agreement (as defined below) as the context requires.

The Company understands that the Underwriters propose to make a public offering of the Shares on the terms set forth herein as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered, it being understood that the Company, the Forward Counterparty, the Forward Seller and the Underwriters will determine the public offering price per share for the Shares on the first business day after the date the Agreement has been executed and delivered.

1.              Registration Statement and Prospectus. The Company has prepared and filed on May 5, 2023 with the United States Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (File No. 333-271668) under the Act (“Registration Statement 333-271668”), including the prospectus contained therein (the “Basic Prospectus”), relating to the issuance and sale of certain securities, including the Shares. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a supplement to the prospectus included in such registration statement (the “Prospectus Supplement”) specifically relating to the Shares and the plan of distribution thereof pursuant to Rule 424. Registration Statement 333-271668 was automatically effective upon filing pursuant to Rule 462(e) under the Act. Except where the context otherwise requires, Registration Statement 333-271668, on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective (each, an “Effective Date”), including all exhibits filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement by virtue of Rule 430B (the “Rule 430B Information”), collectively, are herein called the “Registration Statement,” and the Basic Prospectus, as supplemented by the final Prospectus Supplement, in the form first used by the Company in connection with confirmation of sales of the Shares, is herein called the “Prospectus;” and the term “Preliminary Prospectus” means each preliminary form of the Prospectus Supplement used in connection with the offering of the Shares that omitted Rule 430B Information, including the related Basic Prospectus in the form first filed by the Company pursuant to Rule 424(b). The Basic Prospectus together with the Preliminary Prospectus, if any, as amended or supplemented, immediately prior to the Applicable Time is hereafter called the “Pricing Prospectus,” and any “issuer free writing prospectus” (as defined in Rule 433) relating to the Shares is hereafter called an “Issuer Free Writing Prospectus.” The “Applicable Time” shall mean 6.25 p.m. (Eastern Time) on April 23, 2025 or such other time as agreed by the Company and the Representative. The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, listed in Schedule II hereto or that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package (as defined below) together with the information included on Exhibit A all considered together, are hereafter collectively called the “Disclosure Package.” Any reference in this Agreement to the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act (the “Incorporated Documents”), as of each Effective Date or the Applicable Time or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to include the filing after the Applicable Time of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be.

2.              Agreement to Sell and Purchase.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Seller (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), severally and not jointly, agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Seller (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), at a purchase price of $75.09629 (the “Purchase Price”) per Firm Share, the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter. The Forward Seller’s obligations extend solely to the respective number of Borrowed Firm Shares set forth opposite the name of the Forward Seller in Schedule I under the heading “Number of Borrowed Firm Shares To Be Sold”, in each case, at the Purchase Price.

In addition, the several Underwriters shall have the option to purchase pursuant to clause (a) or clause (b) below as applicable, severally and not jointly, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares at a purchase price per Additional Share equal to the Purchase Price less an amount per Additional Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares (the “Additional Shares Purchase Price”). Said option may be exercised by the Underwriters at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written, electronic or telegraphic notice by the Representative to the Company and the Forward Seller. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be (i) earlier than the Closing Date (as defined below) or (ii) unless otherwise agreed to by the Company, the Forward Seller and the Underwriters, earlier than the second or later than the tenth Business Day after the date on which the option shall have been exercised. As used herein “Business Day” shall mean a day on which the New York Stock Exchange (“NYSE”) is open for trading or commercial banks in the City of New York are open for business.

Following delivery of an exercise notice:

(a)          The Company agrees that it will use its commercially reasonable best efforts to, within one Business Day after such notice is given, execute and deliver to the Forward Seller an additional letter agreement between the Company and the Forward Counterparty (the “Additional Forward Sale Agreement”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Additional Shares being purchased by the Underwriters from the Forward Seller pursuant to the exercise of such option, on terms substantially similar to the initial Forward Sale Agreement, mutatis mutandis, as agreed by the parties. Upon the Company’s execution and delivery to the Forward Counterparty of such Additional Forward Sale Agreement, the Forward Counterparty shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Forward Seller (or, in the case of any Company Top-Up Additional Shares, the Company) hereby agrees to sell to the several Underwriters such number of Additional Shares at the Additional Shares Purchase Price. The Forward Seller’s obligations extend solely to the number of Borrowed Additional Shares, which shall be not more than the number set forth opposite the name of the Forward Seller in Schedule I under the heading “Maximum Number of Borrowed Additional Shares To Be Sold,” at the Additional Shares Purchase Price.

(b)          If the Company does not timely execute and deliver the Additional Forward Sale Agreement pursuant to clause (a) above, then, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the aggregate number of Additional Shares with respect to which the option is being exercised at the Additional Shares Purchase Price.

If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date or any Option Closing Date, as the case may be, as if made as of the Closing Date or such Option Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or such Option Closing Date, (iii) any of the conditions set forth in Section 8 hereof have not been satisfied on or prior to the Closing Date or such Option Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 10 hereof on or prior to the Closing Date or such Option Closing Date or the Closing Date or such Option Closing Date shall not have occurred, (v) any of the conditions set forth in Section 7(a) of the initial Forward Sale Agreement (or the equivalent section of the Additional Forward Sale Agreement) shall not have been satisfied on or prior to the Closing Date or such Option Closing Date or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreement are not true and correct as of the Closing Date or such Option Closing Date as if made as of the Closing Date or such Option Closing Date (clauses (i) through (vi), together, the “Conditions”), then the Forward Seller, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event a Forward Seller determines in good faith and a commercially reasonable manner that (A) in connection with establishing its commercially reasonable hedge position the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder, or (B) it would be impracticable for the Forward Seller to do so or they would incur a stock loan cost (excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to the Forward Seller) of more than 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters at the Closing Date or any Option Closing Date, as the case may be, the aggregate number of shares of Common Stock that the Forward Seller or its affiliates is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

If the Forward Seller elects, pursuant to the preceding paragraph not to borrow and deliver for sale to the Underwriters at the Closing Date or any Option Closing Date, as the case may be, the total number of Borrowed Shares to be sold by it hereunder, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the Business Day prior to the Closing Date or such Option Closing Date. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver any Company Shares prior to the Business Day following notice to the Company of the relevant number of Shares so deliverable in accordance with this paragraph.

3.              Offering by Underwriters. It is understood that the Underwriters propose to offer the Shares for sale to the public as soon after this Agreement has become effective as in their judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

The Underwriters represent and agree that, unless they have or shall have obtained, as the case may be, the prior written consent of the Company, the Underwriters have not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405, a “Free Writing Prospectus”) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses listed in Schedule II hereto and any electronic road show.

4.              Delivery of the Shares and Payment Therefor.

(a)          Firm Shares. The Firm Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least twenty-four (24) hours’ prior notice to the Forward Seller or the Company, as the case may be, shall be delivered by or on behalf of the Forward Seller or the Company, as the case may be, to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Forward Seller (with respect to the Borrowed Firm Shares) or by the Company (with respect to the Company Top-Up Shares), in either case, upon at least twenty-four (24) hours’ prior notice. The time, date and place of such delivery and payment shall be 10:00 a.m., New York City time, on the first (second, if the determination of the purchase price of the Firm Shares occurs after 4:00 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative, the Forward Seller or the Company, as applicable) at the office of Latham & Watkins LLP, counsel for the Underwriters, 355 South Grand Avenue, Suite 100, Los Angeles, California 90071. The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Date.”

(b)          Additional Shares. Any Additional Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least twenty-four (24) hours’ prior notice to the Forward Seller shall be delivered by or on behalf of the Forward Seller or the Company, as the case may be, to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company (with respect to the Company Additional Shares) or the Forward Seller (with respect to the Borrowed Additional Shares), as the case may be, upon at least twenty-four (24) hours’ prior notice. The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company or the Forward Seller, as the case may be, of the Underwriters’ election to purchase such Additional Shares or on such other time and date as the Company and the Representative may agree upon in writing at the office of Latham & Watkins LLP, counsel for the Underwriters, 355 South Grand Avenue, Suite 100, Los Angeles, California 90071.

5.             Agreements of the Company. The Company agrees with the Underwriters, the Forward Seller and the Forward Counterparty as follows:

(a)          If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will use its best efforts to cause such post-effective amendment to become effective as soon as possible and will advise the Representative, the Forward Seller and the Forward Counterparty promptly and, if requested by the Representative, the Forward Seller or the Forward Counterparty, will confirm such advice in writing, immediately after such post-effective amendment has become effective.

(b)          If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would (x) include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading or (y) conflict with the information contained in the Registration Statement, the Company will (i) notify promptly the Representative, the Forward Seller and the Forward Counterparty so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement, omission or conflicting information; and (iii) supply any amendment or supplement to the Representative, the Forward Seller or the Forward Counterparty in such quantities as may be reasonably requested.

(c)          The Company will advise the Representative, the Forward Seller and the Forward Counterparty promptly and, if requested by the Representative, the Forward Seller or the Forward Counterparty, will confirm such advice in writing: (i) of any review, issuance of comments or request by the Commission or its staff on or for an amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information regarding the Company, its affiliates or its filings with the Commission, whether or not such filings are incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose or any examination pursuant to Section 8(e) of the Act relating to the Registration Statement or Section 8A of the Act in connection with the offering of the Shares; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and (iv) within the period of time referred to in the first sentence in subsection (f) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which results in any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) being untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(d)          On request, the Company will furnish to the Representative, the Forward Seller and the Forward Counterparty, and to counsel to the Underwriters, the Forward Seller and the Forward Counterparty, without charge: (i) one (1) signed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement; (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Representative, the Forward Seller or the Forward Counterparty may request; (iii) such number of copies of the Incorporated Documents, without exhibits, as the Representative, the Forward Seller or the Forward Counterparty may request; and (iv) one (1) copy of the exhibits to the Incorporated Documents.

(e)          The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which upon filing becomes an Incorporated Document, of which the Representative, the Forward Seller or the Forward Counterparty shall not previously have been advised or to which, after the Representative, the Forward Seller and the Forward Counterparty shall have received a copy of the document proposed to be filed, the Representative, the Forward Seller or the Forward Counterparty shall reasonably object; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will give the Representative, the Forward Seller and the Forward Counterparty notice of its intention to make any other filing pursuant to the Exchange Act from the Applicable Time to the Closing Date and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing.

(f)           After the execution and delivery of this Agreement and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a)) in connection with sales by the Underwriters or any dealer (including circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Company will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto), any Preliminary Prospectus and any Issuer Free Writing Prospectus as each Underwriter may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a)) in connection with sales by the Underwriters or any dealers. If during such period of time: (i) any event shall occur as a result of which, in the judgment of the Company, or in the opinion of counsel for the Underwriters, the Prospectus as supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; or (ii) if it is necessary to supplement the Prospectus or amend the Registration Statement (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act, the Exchange Act or any other law, the Company will promptly notify the Representative, the Forward Seller and the Forward Counterparty of such event and forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters, the Forward Seller, the Forward Counterparty and dealers a reasonable number of copies thereof. In the event that the Company and the Representative agree that the Prospectus should be amended or supplemented, the Company, if requested by the Representative, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

(g)         The Company will: (i) cooperate with the Underwriters, the Forward Seller and the Forward Counterparty and their counsel in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or blue sky laws of such jurisdictions as the Underwriters may designate; (ii) maintain such qualifications in effect so long as required for the distribution of the Shares; and (iii) file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(h)          The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses listed in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)           The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in no event later than fifteen (15) months after the end of the Company’s current fiscal quarter, a consolidated earnings statement, which need not be audited, covering a 12-month period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158.

(j)           During the period commencing on the date hereof and ending on the date occurring three (3) years hereafter, the Company will furnish to the Underwriters, the Forward Seller and the Forward Counterparty: (i) as soon as available, if requested, a copy of each report of the Company mailed to stockholders or filed with the Commission that is not publicly available on EDGAR or the Company’s website; and (ii) from time to time such other information concerning the Company as the Representative, the Forward Seller or the Forward Counterparty may reasonably request.

(k)          If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof, or if this Agreement shall be terminated by the Representative because of any inability, failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters, the Forward Seller and the Forward Counterparty for reasonable, accountable out-of-pocket expenses (including the reasonable fees and expenses of counsel for the Underwriters, the Forward Seller or the Forward Counterparty) actually incurred by the Underwriters, the Forward Seller or the Forward Counterparty, as applicable, in connection herewith.

(l)          The Company will apply the net proceeds from the sale of the Shares and any Confirmation Shares in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(m)         If Rule 430A, 430B or 430C is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) and will advise the Representative of the time and manner of such filing.

(n)          Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o)         The Company will use its best efforts to continue to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), so long as its Board of Directors deems it in the best interest of the Company’s stockholders to remain so qualified.

(p)          The Company will use all reasonable best efforts to do or perform all things required to be done or performed by the Company prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

(q)          The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or the Operating Partnership, directly or indirectly, of any shares of Common Stock (excluding the Shares) or any securities convertible into or exercisable or exchangeable for, shares of Common Stock, including the filing (or participation in the filing) of a registration statement with the Commission in respect of any of the foregoing, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Exchange Act), any shares of Common Stock (excluding the Shares) or any securities convertible into or exercisable or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until thirty (30) days from the date of the Prospectus; provided, however, that the Company may issue and sell Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, (i) pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding at the Applicable Time, (ii) grant employees stock options and restricted shares pursuant to the terms of any equity incentive plan in effect at the Applicable Time, (iii) in connection with the acquisition of properties or in connection with joint ventures or similar arrangements, so long as the recipients agree in writing not to sell or transfer the Common Stock or such securities for a period of thirty (30) days from the date of the Prospectus without the prior written consent of the Representative, (iv) in connection with sales of Common Stock pursuant to that certain equity distribution agreement, dated October 25, 2024, by and between the Company and the managers named therein, provided the Company obtains the written or electronic consent of the Representative, which consent shall not be unreasonably withheld, at least one Business Day prior to making sales under such agreements, (v) in connection with the physical settlement of those certain forward transactions governed by the letter agreements, dated October 25, 2024, between the Company and each forward counterparty named therein, and (vi) pursuant to the settlement of the Forward Sale Agreement or pursuant to an Acceleration Event (as defined in the relevant Forward Sale Agreement).

(r)           The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(s)          The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 within the time period required by such rule. The Company will retain, pursuant to reasonable procedures developed in good faith, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(g).

(t)          The Company will use reasonable best efforts to complete all required filings with the NYSE and other necessary actions in order to cause the Shares and any Confirmation Shares to be listed and admitted and authorized for trading on the NYSE, subject solely to notice of issuance.

6.            Representations and Warranties of the Company and Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent, warrant and covenant to each Underwriter, the Forward Seller and the Forward Counterparty as follows:

(a)          The Basic Prospectus and each Preliminary Prospectus, if any, included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424, complied when so filed in all material respects with the provisions of the Act.

(b)          No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Disclosure Package, at the time of filing thereof, complied in all material respects with the Act, and the Preliminary Prospectus, as of its date and as of the date hereof, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty contained in this Section 6(b) does not apply to statements in or omissions from the Preliminary Prospectus made in reliance upon and in conformity with the Underwriters Content (as defined below).

(c)          (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, and (iv) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(d)         The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement has become effective under the Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company and the Operating Partnership, threatened by the Commission; the Registration Statement, as of the date hereof, and any post-effective amendment thereto, as of its applicable effective date, and at each deemed effective date with respect to the Underwriters pursuant to paragraph (f)(2) of Rule 430B, complied and will comply in all material respects with the Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of each Option Closing Date, as the case may be, the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not received from the Commission any notice objecting to the use of the shelf registration statement form. The representation and warranty contained in this Section 6(d) does not apply to statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with the Underwriters Content.

(e)          (i) The Disclosure Package, and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, did not at the Applicable Time, and will not on the Closing Date and on each Option Closing Date, as applicable, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with the Underwriters Content.

(f)           (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g)         Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any Incorporated Document and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters Content.

(h)         The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. No such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(i)           The Shares have been duly and validly authorized and conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus and, when issued and delivered pursuant to this Agreement or any Forward Sale Agreement, will be fully paid and nonassessable free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation, by-laws or other organizational documents of the Company or under any agreement to which the Company or any one of its subsidiaries is a party; no person has a right of participation or first refusal with respect to the sale of the Shares by the Company or the Forward Seller. The form of certificate for the Shares will be in valid and sufficient form in compliance with Maryland law and the NYSE requirements.

(j)           A number of shares of Common Stock equal to the aggregate of the Share Cap (as defined in the Forward Sale Agreement) under the Forward Sale Agreement has been duly authorized and reserved for issuance upon settlement of the Forward Sale Agreement and, when issued and delivered by the Company to the Forward Counterparty pursuant thereto, against payment of any consideration required to be paid by the Forward Counterparty pursuant to the terms of the Forward Sale Agreement, the shares of Common Stock so issued and delivered will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of such shares of Common Stock will not be subject to any preemptive or other similar rights arising by operation of law, under the articles of incorporation, by-laws or other organizational documents of the Company or any one of its subsidiaries or under any agreement to which the Company or any one of its subsidiaries is a party or otherwise.

(k)          The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to this Agreement, the Forward Sale Agreement, the Additional Forward Sale Agreement, any other underwritten public offerings and other than for subsequent issuances or share repurchases or cancellations, if any, pursuant to any employee benefit plans or dividend reinvestment plans described in the Registration Statement, the Disclosure Package and the Prospectus or upon exercise of outstanding options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Registration Statement, the Disclosure Package and the Prospectus, as the case may be, or upon the redemption of units of limited partnership interest in the Operating Partnership); all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and are free of any preemptive or similar rights. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), there are no outstanding (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any equity interests of the Company or any such subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act (other than those that have been waived).

(l)          Each of the Company and the Operating Partnership is a corporation and limited partnership, respectively, duly organized, validly existing and in good standing under the laws of the state of its formation, with full corporate or partnership power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not reasonably be expected to have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(m)         Each of the direct and indirect subsidiaries of the Company (other than the Operating Partnership) is a corporation, limited liability company, limited partnership or trust, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation, as set forth on Schedule III hereto, except where the failure to be in good standing would not result in a Material Adverse Effect, with full corporate, limited liability company, partnership or trust power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(n)         Other than as set forth on Schedule III hereto, the Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business association. The issued shares of capital stock of each of the Company’s subsidiaries (including the Operating Partnership) have been duly authorized and validly issued, are fully paid and nonassessable and are owned legally and beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims, except as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus.

(o)         There are no legal or governmental actions, suits, inquiries, investigations or proceedings pending or, to the knowledge of the Company, threatened, against the Company, the Operating Partnership or any of their subsidiaries, or to which the Company, the Operating Partnership or any properties of the Company, the Operating Partnership or any of their subsidiaries is subject, that (A) are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not described as required; (B) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the Forward Sale Agreement or the consummation of any of the transactions contemplated hereby or thereby; or (C) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto). There are no statutes, regulations, off-balance sheet transactions, contingencies or agreements, contracts, indentures, leases or other instruments or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as an exhibit to the Registration Statement or any Incorporated Document that are not described, filed or incorporated as required by the Act or the Exchange Act (and the Pricing Prospectus contains or incorporates by reference in all material respects the same description of the foregoing matters contained in the Prospectus). The statements in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Material Federal Income Tax Considerations” fairly summarize the matters therein described.

(p)          None of the Company, the Operating Partnership or any of their subsidiaries is: (A) in violation of (i) its respective articles of incorporation, partnership agreement, operating agreement or by-laws (or analogous governing instruments), (ii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any of their subsidiaries, except in the case of clause (ii), which violation would not reasonably be expected to have a Material Adverse Effect, or (iii) any decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries; or (B) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), in default in any material respect in the performance of any obligation, agreement, condition or covenant (financial or otherwise) contained in any bond, debenture, note or any other evidence of indebtedness or in any Material Agreement (as defined below), indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties may be bound, and, to the Company’s knowledge, no such default is expected. All agreements, contracts or other arrangements that are material to the Company and the Operating Partnership are set forth on Schedule IV of this Agreement (the “Material Agreements”).

(q)          (A) As of the date of this Agreement and the Forward Sale Agreement, the Company owns either directly or indirectly through its subsidiaries and has good and marketable title in fee simple to all of the real properties (the “Properties”) described in the Registration Statement, Disclosure Package and the Prospectus as owned by them. To the Company’s knowledge, none of the Company, the Operating Partnership or any of their subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any of their Properties, which violation would reasonably be expected to have a Material Adverse Effect; (B) to the Company’s knowledge, each of the Properties complies with all applicable zoning laws, ordinances and regulations in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of such Properties and will not result in a forfeiture or reversion of title thereof; (C) none of the Company, the Operating Partnership or any of their subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties, and the Company does not know of any such condemnation or zoning change which is threatened and which, in each case, if consummated would reasonably be expected to have a Material Adverse Effect; (D) the leases under which the Company or any of its subsidiaries leases the Properties as lessor (the “Leases”) are in full force and effect and have been entered into in the ordinary course of business of such entity, except as would not reasonably be expected to have a Material Adverse Effect; (E) the Company and each of its subsidiaries has complied with its respective obligations under the Leases in all material respects and the Company does not know of any default by any other party to the Leases which, alone or together with other such defaults, would reasonably be expected to have a Material Adverse Effect; and (F) all liens, charges, encumbrances, claims or restrictions on or affecting the assets (including the Properties) of the Company and its subsidiaries that are required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus are disclosed therein.

(r)           Neither the issuance and sale of the Shares and any Confirmation Shares, the execution, delivery or performance of this Agreement or any Forward Sale Agreement by the Company or the Operating Partnership, nor the consummation by the Company or the Operating Partnership of the transactions contemplated hereby or therein (including the application of the proceeds from the sale of the Shares and Confirmation Shares as described in the Registration Statement, the Disclosure Package and the Prospectus): (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares on the NYSE and compliance with the securities or blue sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the articles of incorporation, or by-laws (or analogous governing documents) of the Company, the Operating Partnership or any of their subsidiaries; or (B) (i) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company or the Operating Partnership or any properties of the Company or the Operating Partnership or any of their subsidiaries may be bound, except as would not reasonably be expected to have a Material Adverse Effect, or (ii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, the Operating Partnership or any of their subsidiaries or any properties of the Company, the Operating Partnership or any of their subsidiaries, or (iii) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to the terms of any agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries may be bound, or to which any property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject.

(s)          To the Company’s knowledge, Grant Thornton LLP, who has certified or shall certify the financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), is and was, as of the date of this Agreement and the Forward Sale Agreement and during the periods covered by the financial statements on which Grant Thornton LLP reported, an independent registered public accounting firm with respect to the Company as required by the Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board (“PCAOB”).

(t)          The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Incorporated Documents at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The other historical financial and statistical information and data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with the audited financial statements, included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, and the books and records of the Company and its subsidiaries. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. The pro forma financial statements and other pro forma financial information included, or incorporated by reference in, the Registration Statement, Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. The pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act. The Company has filed with the Commission all financial statements, together with related schedules and notes, required to be filed pursuant to Regulation S-X under the Act. Any disclosures contained or incorporated in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto.

(u)          The Company has the corporate power to issue, sell and deliver the Shares as provided herein and in the Forward Sales Agreements; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws; the execution and delivery of, and the performance by the Operating Partnership of its obligations under, this Agreement have been duly and validly authorized by the Operating Partnership, and this Agreement has been duly executed and delivered by the Operating Partnership and constitutes the valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(v)          The Forward Sale Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification and contribution provisions thereof may be limited by federal or state securities laws or public policy considerations in respect thereof.

(w)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), (A) none of the Company, the Operating Partnership or any of their subsidiaries has incurred any liability or obligation (financial or other), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Company and its subsidiaries, as a whole; (B) there has not been any material change in the capital stock, or partnership interests, as the case may be, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of either of the Company or the Operating Partnership or the occurrence of or any development which may reasonably be expected to result in a Material Adverse Effect; and (C) except for regular monthly dividends on the Common Stock in amounts per share that are consistent with the past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x)          The Company, the Operating Partnership and each of their subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by each of them (including the Properties), free and clear of all liens, claims, security interests or other encumbrances that would materially and adversely affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them as described in the Registration Statement, the Disclosure Package and the Prospectus, except such as are described in the Registration Statement, the Disclosure Package and the Prospectus, or in any document filed as an exhibit to the Registration Statement, and each property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or any of its subsidiaries is held by it under a valid, subsisting and enforceable lease.

(y)          The “significant subsidiaries” of the Company as defined in Section 1-02(w) of Regulation S-X of the Act are set forth in Schedule III hereto (the “Significant Subsidiaries”).

(z)          The Company has not distributed and, prior to the later to occur of (x) the Closing Date and (y) completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package or the Prospectus. The Company has not, directly or indirectly: (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(aa)        The Company, the Operating Partnership and each of their subsidiaries possess all certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, where such failure to possess could have, individually or in the aggregate, a Material Adverse Effect, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus. The Company, the Operating Partnership and each of their subsidiaries has fulfilled and performed all of their respective material obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which would result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(bb)        The Company, the Operating Partnership and each of their subsidiaries have established and maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company, the Operating Partnership and each of their subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, the Operating Partnership and each of their subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company, the Operating Partnership and each of their subsidiaries are being made only in accordance with the authorization of management, (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements, and (iv) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed Quarterly Report on Form 10-Q or, if more recent, the most recently filed Annual Report on Form 10-K (in each case as amended, if applicable), as the case may be, which precedes the date of the Prospectus and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. There has been no change in the Company’s internal control over financial reporting that has occurred during its most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(cc)        There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans to insiders and Sections 302 and 906 related to certifications.

(dd)       To the Company’s knowledge, none of the Company, the Operating Partnership or any of their subsidiaries nor any employee or agent of the Company, the Operating Partnership or any of their subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus.

(ee)        None of the Company, the Operating Partnership or any of their subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Operating Partnership, their subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff)         The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)        To the Company’s knowledge, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: there has been no security breach, incident, or other compromise of the Company’s, the Operating Partnership’s or any of their subsidiaries’ information computer systems, networks, and databases (including, without limitation, the personal data and information of their respective customers, employees, suppliers and vendors and any third party data maintained, processed or stored by the Company, the Operating Partnership and each of their subsidiaries, (collectively, “IT Systems and Data”); neither the Company, the Operating Partnership nor any of their subsidiaries have been notified of, or have knowledge of any event or condition that would reasonably be expected to result in, any security breach, incident or other compromise to their IT Systems and Data; the Company, the Operating Partnership and each of their subsidiaries have implemented appropriate physical, technological and administrative controls designed to maintain and protect the integrity, confidentiality and availability of their IT Systems and Data, taking into account the nature, sensitivity and use of such IT Systems and Data, or as required by applicable regulatory standards in all respects; and the Company, the Operating Partnership and each of their subsidiaries are presently in compliance with all applicable laws or statutes, applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries and internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(hh)       Neither the Company, the Operating Partnership, or any of their subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company, the Operating Partnership or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any of their subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the non-designated controlled areas of Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or in any other country or territory that is the subject of Sanctions (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares and the Confirmation Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as Manager, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company, the Operating Partnership and their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ii)         No labor problem or dispute with the employees of the Company and/or any of its subsidiaries or, to the Company’s knowledge, any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, exists, is threatened or imminent that could result in a Material Adverse Effect. To the Company’s knowledge, no labor problem or dispute with the Company’s or its subsidiaries’ tenants exists, is threatened or imminent that could result in a Material Adverse Effect.

(jj)          Each of the Company, the Operating Partnership and their subsidiaries has timely filed all foreign, federal, state and local tax returns that are required to be filed, which returns are complete and correct, or has requested extensions thereof (except in any case in which the failure to so file timely would not reasonably be expected to have a Material Adverse Effect and except as set forth in the Registration Statement, the Disclosure Package and the Prospectus) and has paid all material taxes required to be paid by it and any material other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith. The Company has made appropriate provisions in the Company’s financial statements that are incorporated by reference into the Registration Statement (or otherwise described in the Registration Statement, the Disclosure Package and the Prospectus) in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company, the Operating Partnership and their subsidiaries has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(kk)        No holder of any security of the Company or the Operating Partnership has any right to require registration of the Shares or any other security of the Company or the Operating Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement or the Forward Sale Agreement, which right has not been waived in connection with the transactions contemplated by this Agreement or the Forward Sale Agreement. The holders of outstanding shares of capital stock of the Company and the Operating Partnership are not entitled to preemptive or other rights to subscribe for the Shares.

(ll)          The Company, the Operating Partnership and their subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by them or necessary for the conduct of their respective businesses. The Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Operating Partnership and their subsidiaries with respect to the foregoing that would reasonably be expected to have a Material Adverse Effect.

(mm)      Neither the Company nor any subsidiary is now, and after sale of the Shares to be sold by the Company hereunder and any Confirmation Shares to be sold under any Forward Sale Agreement and the application of the net proceeds from such sale as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(nn)      To the Company’s knowledge, the Company, the Operating Partnership, their subsidiaries, the Properties and the operations conducted thereon comply and heretofore have complied with all applicable Environmental Laws, and no expenditures are required to maintain or achieve such compliance, except as disclosed in environmental site assessment reports obtained by the Company on or before the date hereof in connection with the purchase of any of the Properties or in a written summary maintained by the Company of the status of ongoing environmental projects at the Properties, each of which have been directly provided to the Underwriters, the Forward Seller, the Forward Counterparty or their counsel (collectively, the “Environmental Reports”) and except for those circumstances that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(oo)       None of the Company, the Operating Partnership or any of their subsidiaries has at any time and, to the Company’s knowledge, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, to, under or from the Properties, except as disclosed in Environmental Reports, the Registration Statement, the Disclosure Package and the Prospectus and except for those circumstances that have not had or would not reasonably be expected to have a Material Adverse Effect. None of the Company, the Operating Partnership or any of their subsidiaries intends to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials; provided, however, the tenants of the Company and the Operating Partnership may use Properties for their intended purpose, which may involve the handling, storing and transporting of Hazardous Materials.

(pp)       To the Company’s knowledge, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into any surface water, groundwater, soil, air or other media on or adjacent to the Properties has occurred, is occurring or is reasonably expected to occur, except as is disclosed in the Environmental Reports or the Registration Statement, the Disclosure Package and the Prospectus, and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.

(qq)       None of the Company, the Operating Partnership or any of their subsidiaries has received written notice from any Governmental Authority or other person of, or has knowledge of, any occurrence or circumstance which, with notice, passage of time, or failure to act, would give rise to any claim against the Company, the Operating Partnership or any of their subsidiaries under or pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on or originating from the existing Properties or any act or omission of any party with respect to the existing Properties, except as disclosed in the Environmental Reports, or the Registration Statement, the Disclosure Package and the Prospectus and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.

(rr)         To the Company’s knowledge, none of the Properties is included or proposed for inclusion on any federal, state, or local lists of sites which require or might require environmental cleanup, including, but not limited to, the National Priorities List or CERCLIS List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or any analogous state list, except as is disclosed in the Environmental Reports or the Registration Statement, the Disclosure Package and the Prospectus and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.

(ss)        In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos, polychlorinated biphenyls (“PCBs”), petroleum products and by-products and substances defined or listed as “hazardous substances,” “toxic substances,” “hazardous waste,” or “hazardous materials” in any Federal, state or local Environmental Law.

As used herein, “Environmental Law” shall mean all laws, common law duties, regulations or ordinances (including any orders or agreements) of any Federal, state or local governmental authority having or claiming jurisdiction over any of the Properties (a “Governmental Authority”) that are designed or intended to protect the public health and the environment or to regulate the handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.), and the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), and any and all analogous state or local laws.

(tt)         Commencing with its taxable year ended December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current and proposed method of operations as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2025 and thereafter. No transaction or other event has occurred, and none of the Company, the Operating Partnership, or any of their subsidiaries has taken any action, that would reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2025 or future taxable years. Each of the Company’s direct or indirect subsidiaries that is treated as a corporation for U.S. federal income tax purposes will qualify as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code. The Operating Partnership will be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes.

(uu)        The Company, the Operating Partnership and each of their subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and the value of their properties. All policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company, the Operating Partnership and each of their subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company, the Operating Partnership or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect. None of the Company, the Operating Partnership or any of their subsidiaries has been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that the Company, the Operating Partnership and each of their subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

(vv)       The Company, the Operating Partnership and their subsidiaries have title insurance on each of the Properties owned in fee simple in amounts at least equal to the cost of acquisition of such property; with respect to an uninsured loss on any of the Properties, the title insurance shortfall would not reasonably be expected to have a Material Adverse Effect.

(ww)     Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or pursuant to the terms of the indebtedness described therein), no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s assets or property to the Company or any other subsidiary of the Company.

(xx)        There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the Forward Sale Agreement or the issuance by the Company or sale by the Company of the Shares.

(yy)       Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate. Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(zz)         To the knowledge of the Company, no stock option awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively.

(aaa)      The Company’s authorized capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and nonassessable.

(bbb)     The Company will use its reasonable best efforts to cause the Shares and any Confirmation Shares to be listed on the NYSE and to maintain such listing.

(ccc)      The statistical and market related data included in the Registration Statement, the Disclosure Package, and the Prospectus are based on or derived from sources the Company believes to be reliable and accurate as of the respective dates of such documents, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ddd)     Each of the independent directors (or independent director nominees, once appointed, if applicable) named in the Registration Statement, the Disclosure Package and Prospectus satisfies the independence standards established by NYSE and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the Exchange Act.

(eee)      The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the rules and the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement, the Disclosure Package and the Prospectus, which is not so described.

(fff)        Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has any material lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; and (ii) the Company does not intend to use any of the proceeds from the sale of the Shares or Confirmation Shares by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any affiliate of any Underwriter.

(ggg)      None of the Company, the Operating Partnership or any of their subsidiaries, nor any of the officers, directors or partners thereof has taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Common Stock or facilitation of the sale or resale of the Common Stock.

(hhh)     The shares of Common Stock are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

7.             Indemnification and Contribution.

(a)          The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriters, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls the Underwriters, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Forward Seller, the Forward Counterparty, their respective directors, officers, employees, affiliates and agents and any person who controls the Forward Seller or the Forward Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof (including the Rule 430B Information), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of material fact included in any Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereof) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and Operating Partnership, jointly and severally, agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case arising in connection with this Section 7 to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters Content. This indemnity agreement will be in addition to any liability, which the Company and the Operating Partnership may otherwise have.

(b)          Each Underwriter severally agrees to indemnify and hold harmless the Company and each of its directors, the Operating Partnership and each of the Company’s officers who signs the Registration Statement, and each person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Forward Seller, the Forward Counterparty, their respective directors, officers, employees, affiliates and agents and any person who controls the Forward Seller or the Forward Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Underwriters, but only with reference to the Underwriters Content.

(c)          Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties, except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall in writing authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event will the indemnifying parties be liable for the fees, costs or expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise, or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party for any reason, the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Counterparty and the Forward Seller on the other, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Operating Partnership, the Underwriters, the Forward Counterparty or the Forward Seller may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters, the Forward Counterparty or the Forward Seller from the offering of the Shares; provided, however, that in no case shall (i) the Underwriters be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by the Underwriters hereunder nor (ii) the Forward Seller and the Forward Counterparty be responsible for any amount in excess of the Spread (as defined in the Forward Sale Agreement) retained by the Forward Counterparty under the Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Counterparty, as set forth in the Forward Sale Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, then each applicable indemnifying party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, and of the Underwriters, the Forward Counterparty or the Forward Seller, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, which such proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement assuming full Physical Settlement on the Effective Date (each as defined in the Forward Sale Agreement), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Benefits received by the Forward Counterparty and the Forward Seller shall be deemed to be equal to the Spread (as defined in the Forward Sale Agreement) retained by the Forward Counterparty under the Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Counterparty, as set forth in the Forward Sale Agreement. Relative fault of the Company, the Underwriters, the Forward Counterparty and the Forward Seller shall be determined by reference to, among other things: (i) whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Operating Partnership, or the Underwriters, the Forward Counterparty or the Forward Seller; (ii) the intent of the parties and their relative knowledge; (iii) access to information; and (iv) the opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership, the Underwriters, the Forward Counterparty and the Forward Seller agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter, the Forward Counterparty or the Forward Seller within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter, the Forward Counterparty or the Forward Seller shall have the same rights to contribution as the Underwriters, the Forward Counterparty, the Forward Seller and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Borrowed Firm Shares set forth opposite their respective names in Schedule I hereto and not joint.

8.             Conditions of the Obligations of the Underwriters and the Forward Seller. The obligations of the Forward Seller hereunder to sell and deliver the Borrowed Firm Shares and the Borrowed Additional Shares and of the Underwriters hereunder to purchase and pay for the Shares, in each case on the Closing Date or on each Option Closing Date, as applicable, are subject to the following further conditions:

(a)          (i) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and any material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 and (ii) any request of the Commission for additional information (to be included in the Registration Statement, the Disclosure Package or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative.

(b)          Subsequent to the Applicable Time, or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the Prospectus (exclusive of any amendment thereof), there shall not have occurred any event or development relating to or involving the Company and its subsidiaries or any officer or director of the Company and its subsidiaries which makes any statement made in the Disclosure Package or the Prospectus untrue or which, in the opinion of the Company and its counsel or the Representative and counsel to the Underwriters, requires the making of any addition to or change in the Disclosure Package in order to state a material fact required by the Act or any other law to be stated therein, or necessary in order to make the statements therein not misleading, if amending or supplementing the Disclosure Package to reflect such event or development would, in the opinion of the Representative, adversely affect the market for the Shares.

(c)          The Representative, the Forward Seller and the Forward Counterparty shall have received on the Closing Date and on each Option Closing Date, as applicable, an opinion and negative assurance letter included therewith, and tax opinion of Honigman LLP, counsel for the Company, dated as of such date and addressed to the Representative, the Forward Seller and the Forward Counterparty, in form and substance acceptable to the Representative, the Forward Seller and the Forward Counterparty.

(d)        The Representative, the Forward Seller and the Forward Counterparty shall have received on the Closing Date and on each Option Closing Date, as applicable, an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated as of such date and addressed to the Representative, the Forward Seller and the Forward Counterparty with respect to such matters as the Representative, the Forward Seller and the Forward Counterparty may request.

(e)          The Representative, the Forward Seller and the Forward Counterparty shall have received on the Closing Date and on each Option Closing Date, as applicable, an opinion of Ballard Spahr LLP, Maryland counsel for the Company, dated as of such date and addressed to the Representative, the Forward Seller and the Forward Counterparty, in form and substance acceptable to the Representative, the Forward Seller and the Forward Counterparty.

(f)          The Representative shall have received letters addressed to the Underwriters and dated as of the date hereof, the Closing Date and on each Option Closing Date, as applicable, from Grant Thornton LLP, an independent registered public accounting firm, substantially in the form heretofore approved by the Representative; provided that the letter delivered on the Closing Date and each Option Closing Date, as applicable, shall use a “cut-off” date no more than three (3) Business Days prior to the Closing Date or such Option Closing Date, as the case may be.

(g)          (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date and on each Option Closing Date, as applicable; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt (including any off-balance sheet activities or transactions) of the Company and its subsidiaries (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement, the Disclosure Package and Prospectus (or any amendment or supplement thereto), any Material Adverse Effect; (iv) the Company and its subsidiaries shall not have any liabilities or obligations (financial or other), direct or contingent (whether or not in the ordinary course of business), that are material to the Company or its subsidiaries, other than those reflected in the Registration Statement or the Disclosure Package and the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct at and as of the Applicable Time and on and as of the Closing Date and each Option Closing Date, as applicable, as if made at and as of such time or on and as of such date, and the Representative, the Forward Seller and the Forward Counterparty shall have received a certificate, dated the Closing Date and each Option Closing Date, as applicable, and signed by either the chief executive officer or the chief operating officer and chief financial officer of the Company (or such other officers as are acceptable to the Representative, the Forward Seller and the Forward Counterparty), to the effect set forth in this Section 8(g) and in Section 8(i) hereof.

(h)        The Company shall not have failed at or prior to the Closing Date and any Option Closing Date, as applicable, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder, at or prior to the Closing Date and on each Option Closing Date, as applicable.

(i)          The Representative, the Forward Seller and the Forward Counterparty shall have received a certificate, dated the date hereof, the Closing Date and on each Option Closing Date, as applicable, and signed by the chief financial officer of the Company, in form and substance reasonably satisfactory to the Representative, the Forward Seller and the Forward Counterparty, certifying to the accuracy of certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(j)           Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)          The Company shall have completed all required filings with the NYSE and other necessary actions in order to cause the Shares and any Confirmation Shares to be listed and admitted and authorized for trading on the NYSE, subject only to notice of issuance.

(l)           On or about the date of this Agreement, but in no event later than the Closing Date, the Representative shall have received “lock-up” agreements relating to sales and certain other dispositions of shares of Common Stock or certain other securities, each substantially in the form of Exhibit B attached hereto, from the persons set forth on Schedule V attached hereto, and all of such “lock-up” agreements shall be in full force and effect at the Closing Date and on each Option Closing Date, as applicable.

(m)         The Company shall have furnished or caused to be furnished to the Representative, the Forward Seller and the Forward Counterparty such further certificates and documents as the Representative, the Forward Seller and the Forward Counterparty shall have reasonably requested.

Any certificate or document signed by any officer of the Company or the general partner of the Operating Partnership and delivered to the Representative, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Underwriters as to the statements made therein.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters, the Forward Seller and their counsel, this Agreement and all obligations of the Underwriters and the Forward Seller hereunder may be canceled by the Representative or the Forward Seller, as applicable, at, or at any time prior to, the Closing Date or on each Option Closing Date, as applicable, with respect to any Additional Shares remaining to be purchased. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

With respect to the Closing Date and each applicable Option Closing Date, the documents required to be delivered by this Section 8 shall be delivered at the offices of Latham & Watkins LLP, Attention: Julian Kleindorfer and Lewis Kneib, counsel for the Underwriters, at 355 South Grand Avenue, Suite 100, Los Angeles, California 90071 on or prior to such date.

9.             Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Preliminary Prospectus, if any, the Prospectus, each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares and any Confirmation Shares, including any stamp or other taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental blue sky memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration or qualification of the Shares and any Confirmation Shares for offer and sale under the securities or blue sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental blue sky memoranda and such registration and qualification (which fees, expenses and disbursements of counsel shall not exceed $10,000)); (vi) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with FINRA (which fees and expenses of counsel shall not exceed $10,000); (vii) the transportation and other expenses incurred by or on behalf of Company Representative in connection with presentations to prospective purchasers of the Shares; (viii) the fees and expenses of the Company’s accountants and counsel (including local and special counsel) for the Company; and (ix) the fees and expenses incurred in connection with the listing on the NYSE of the Company Shares, if any, and the Confirmation Shares.

10.            Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representative, without liability on the part of the Underwriters, the Forward Seller or the Forward Counterparty to the Company, by notice to the Company, the Forward Seller and the Forward Counterparty, if, prior to the Closing Date: (i) there shall have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, prospects, properties, net worth, or results of operations of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, the effect of which, in the sole judgment of the Representative, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendments thereto), the Disclosure Package and the Prospectus (exclusive of any supplement thereto); (ii) there shall have occurred any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) trading in the Company’s common stock or outstanding preferred stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or the Nasdaq Stock Market shall have been suspended or materially limited; (iv) a general moratorium on commercial banking activities in New York or Florida shall have been declared by either federal or state authorities; (v) the Company or any of its subsidiaries shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable, in the reasonable judgment of the Representative, to consummate the sale of the Shares and the delivery of the Shares by the Underwriters at the initial public offering price; or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to commence or continue the offering as contemplated by the Registration Statement (exclusive of any amendments thereto), the Disclosure Package, and the Prospectus (exclusive of any supplement thereto). Notice of such termination may be given to the Company, the Forward Seller and the Forward Counterparty by telegram, telecopy, electronic transmission or telephone and shall be subsequently confirmed by letter.

11.           Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Shares that it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24 hour period, then:

(a)          if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)         if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement, or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Forward Seller or the Company to sell the Additional Shares to be purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date that is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Additional Shares, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone the Closing Date or Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12.          Information Furnished by the Underwriters. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus is paragraph 9 under the heading “Underwriting” in such documents (collectively, the “Underwriters Content”). The Company hereby acknowledges that no information has been provided by the Forward Counterparty or the Forward Seller for inclusion in the Registration Statement, the Disclosure Package or the Prospectus.

13.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company, the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 5(j), 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

14.           Absence of Fiduciary Relationship. Each of the Company and Operating Partnership acknowledges and agrees that:

(a)          the purchase and sale of the Shares pursuant to this Agreement and the Confirmation Shares pursuant to the Forward Sale Agreement are an arm’s-length commercial transaction among the Company, the Underwriters, the Forward Seller, the Forward Counterparty and any affiliate or affiliates through which the Underwriters, the Forward Seller or the Forward Counterparty may be acting;

(b)          the Underwriters are acting as principal and not as an agent or fiduciary of the Company; and

(c)          the engagement by the Company of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.

Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Underwriter, the Forward Seller or the Forward Counterparty have advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters, the Forward Seller or the Forward Counterparty have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.          Notices. All communications hereunder will be in writing and effective only on receipt, and, (i) if sent to the Underwriter, will be mailed, delivered or telefaxed to: BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution Group, email: dg.atm_execution@bofa.com; (ii) if to the Forward Seller or Forward Counterparty, will be mailed, delivered, telefaxed or sent by electronic transmission to: Bank of America, N.A. at One Bryant Park, New York, New York 10036, Attention: Christine Roemer, with a copy to ECM Legal (Fax: (212) 230-8730) or, (iii) if sent to the Company, will be mailed, delivered, telefaxed or sent by electronic transmission to the office of the Company at 32301 Woodward Avenue, Royal Oak, Michigan 48073 (facsimile: 248-737-9110), Attention: Peter Coughenour, Email: peter@agreerealty.com.

16.           Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.            Successors. This Agreement has been made solely for the benefit of the Underwriters, the Forward Seller, the Forward Counterparty, the Company, the Operating Partnership, their directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriters of any of the Shares in his status as such purchaser.

18.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership, the Underwriters, the Forward Seller and the Forward Counterparty, or any of them, with respect to the subject matter hereof, other than the Forward Sale Agreement.

19.           Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

20.           Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23.           Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by Underwriters’ investment banking divisions. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.

24.           Issuance and Sale by the Company.

(a)          In the event that the Forward Seller elects not to borrow Shares, pursuant to Section 2 hereof, or the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Additional Shares, as applicable, to be sold by it to the Underwriters on the Closing Date or the Option Closing Date, as applicable, and deliverable by the Forward Seller hereunder, or any Forward Seller determines in good faith, in its commercially reasonable judgment, it is either impracticable to do so or that the Forward Seller would incur a stock loan cost (excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to the Forward Seller) of more than a rate equal to 200 basis points per annum to do so, then, upon notice by the Forward Seller to the Company (which notice shall be delivered no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Closing Date or any Option Closing Date, as the case may be), the Company shall issue and sell to the Underwriters, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Additional Shares, as applicable, deliverable by the Forward Seller hereunder that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representative shall have the right to postpone the Closing Date or the Option Closing Date, as applicable, for one business day in order to effect any required changes in any documents or arrangements. Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 24(a) in lieu of any Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares.” Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 24(a) in lieu of any Borrowed Additional Shares in respect of which Additional Forward Sale Agreement has been executed is referred to herein as the “Company Top-Up Additional Shares.”

(b)          Neither any of the Forward Counterparty nor any of the Forward Seller shall have any liability whatsoever for any Borrowed Firm Shares or Borrowed Additional Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions with respect to the Forward Counterparty and the Forward Seller are not satisfied on or prior to the Closing Date or the Option Closing Date or any additional time of purchase (in respect of any Borrowed Additional Shares in respect of which the Additional Forward Sale Agreement has been executed), as applicable, and the Forward Seller elects pursuant to Section 2 hereof not to deliver and sell to the Underwriters the Borrowed Firm Shares or Borrowed Additional Shares, as applicable, deliverable by the Forward Seller hereunder, or (ii) the Forward Seller determines in good faith, in its commercially reasonable judgment, it is unable to borrow and cause delivery for sale under this Agreement on the Closing Date or the Option Closing Date, as applicable, a number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Additional Shares, as applicable, deliverable by the Forward Seller hereunder or (iii) the Forward Seller determines in good faith, in its commercially reasonable judgment, it is either impracticable to do so or that the Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so (excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to the Forward Seller), it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct.

25.          Duties. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The parties hereto undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the parties hereto with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the parties hereto shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges that the Underwriters, the Forward Seller and the Forward Counterparty disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’, the Forward Seller’ and the Forward Counterparty’ performance of their respective duties and obligations expressly set forth herein.

26.           Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A,” “Rule 430B,” “Rule 430C,” “Rule 433” and “Rule 436” refer to such rules under the Act.

[Signature page follows.]

If the foregoing correctly sets forth the understanding among the Company, the Underwriters, the Forward Seller and the Forward Counterparty, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Underwriters, the Forward Seller and the Forward Counterparty.

Very truly yours,

AGREE REALTY CORPORATION

By:	/s/ Peter Coughenour
Name:	Peter Coughenour
Title:	Chief Financial Officer and Secretary

AGREE LIMITED PARTNERSHIP

By: AGREE REALTY CORPORATION, its general partner

By:	/s/ Peter Coughenour
Name:	Peter Coughenour
Title:	Chief Financial Officer and Secretary

[Signature Page to the Underwriting Agreement]

BOFA SECURITIES, INC., in its capacity as the Forward Seller

By:	/s/ Kevin King
Name:	Kevin King
Title:	Managing Director

Bank of America, N.A., in its capacity as the Forward Counterparty, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Christine Roemer
Name:	Christine Roemer
Title:	Managing Director

Accepted and agreed to as of the date first above written:

For itself and as Representative of the several Underwriter named in Schedule I hereto.

BOFA SECURITIES, INC.

By:	/s/ Kevin King
Name:	Kevin King
Title:	Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Name of Underwriter	Number of Firm Shares
BofA Securities, Inc.	3,050,629
Raymond James & Associates, Inc.	414,106
Stifel, Nicolaus & Company, Incorporated	414,106
BTIG, LLC	207,053
Regions Securities LLC	207,053
SMBC Nikko Securities America, Inc.	207,053

Schedule I-1

Name of Forward Seller	Number of Firm Shares to be Sold	Maximum Number of Borrowed Additional Shares to be Sold
BofA Securities, Inc.	4,500,000	675,000

Schedule I-2

SCHEDULE II

FREE WRITING PROSPECTUSES INCLUDED IN THE DISCLOSURE PACKAGE

None

Schedule II